UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2016

Sanomedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Brickell Avenue, Suite 415, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (305)433-7814

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported, on October 21, 2015, Sanomedics, Inc. (the "Company or "Seller") entered into a Stock Purchase Agreement (the "Purchase Agreement") with PositiveID Corporation, a Delaware corporation ("PositiveID"), for PositiveID to acquire all of the outstanding capital stock of Thermomedics, Inc., a Nevada corporation ("Thermomedics"), (collectively the "Acquisition"). On December 4, 2015, PositiveID entered into a First Amendment to the Stock Purchase Agreement (the "Amendment").

PositiveID, the Seller and Thermomedics also entered into a Management Services and Control Agreement, dated December 4, 2015 (the "Control Agreement"), whereby PositiveID was appointed as the manager of Thermomedics.

Amendment to Control Agreement

On March 4, 2016 the Company and PositiveID entered into an agreement to amend and extend for purposes of the Control Agreement, the closing date for delivery of deliverables pursuant to the Purchase Agreement to close by March 31, 2016. In the event that such transactions close within 20 days of such date, an event of default will be deemed not to occur. Further, an event of default will not be considered to have occurred if the Seller has taken all necessary steps under the Purchase Agreement to close and PositiveID elects not to close such transactions.

Additionally the agreement (i) reaffirmed for the Company to release, cancel, terminate or otherwise settle all intercompany indebtedness and accounts owed by or to Thermomedics to or by the Company or any of its affiliates as of December 4, 2015 and (ii) provided for the transfer of all Patents and other Intellectual Property in its name that were included in the schedules to the Purchase Agreement dated October 21, 2015.

The foregoing description of the terms of the Amendment to the Control Agreement, do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements forms of which are filed as exhibit 10.96 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

From January 12, 2016 to March 3, 2016 Sanomedics, Inc. (the "Company") issued a total of 51,918,499 shares of common stock to CLSS Holdings, LLC, a company owned by a former officer and shareholder of the Company in connection with the conversion of $2,365 in convertible debt held. The recipient is an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 3(a)(9) of that act.

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From January 12, 2016 to March 3, 2016 the Company issued Redwood Management LLC a total of 61,190,000 shares of common stock in connection with the conversion of $5,104 in convertible debt held. The recipient is an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 3(a)(9) of that act.

FromJanuary 12, 2016 to March 3, 2016 the Company issued unrestricted shares of common stock to the following groups in connection with the conversion of convertible debt held. The recipientsare accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 3(a)(9) of that act:

Lenders	Total Shares Issued	Converted Debt
Beaufort Capital Partners LLC	112,409,545	$8,134
May Davis Partners Acquisition Company LLC	24,897,765	$1,556
Microcap Equity Group LLC	58,700,200	$4,325
Old Main Capital LLC	61,954,719	$6,000
Rainman Capital LLC	75,300,000	$5,437
Vis Vires Group	48,875,000	$3,910
Steve Carnes	17,300,000	$2,595

From January 12, 2016 to March 3, 2016the Company issued a total of 512,545,728 shares to all of the above listed groups in connection with the conversion of $39,426 of convertible debt held.

Item 9.01 Financial Statements and Exhibit

Exhibit Number	Description

10.96	Management Services and Control Agreement, dated March 4, 2016, by and between PositiveID Corporation and Sanomedics Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics International Holdings, Inc.

Date: March 14, 2016	By:	/s/ David C. Langle
David C. Langle
Chief Executive Officer & Chief Financial Officer

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